As filed with the Securities and Exchange Commission on April 7, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE PMI GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3199675
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3003 Oak Road

Walnut Creek, California 94597-2098

(925) 658-7878

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Victor J. Bacigalupi, Esq.

Executive Vice President—Chief Administrative Officer, General Counsel and Secretary

The PMI Group, Inc.

3003 Oak Road

Walnut Creek, California 94597-2098

(925) 658-7878

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

John L. Savva, Esq.

Sullivan & Cromwell LLP

1870 Embarcadero Road

Palo Alto, California 94303

(650) 461-5600

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement, as determined by market and other conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/ Proposed maximum offering price per unit/ Proposed maximum offering price/ Amount of registration fee
Senior Debt Securities	(1)
Subordinated Debt Securities
Preferred Stock
Common Stock (2)
Depositary Shares (3)
Warrants
Stock Purchase Contracts
Units (4)

(1)	There are being registered hereunder such presently indeterminate principal amount or number of Senior Debt Securities, Subordinated Debt Securities, shares of Preferred Stock, shares of Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Units which may be sold from time to time by the Registrant. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares. There are also being registered hereunder such indeterminate number of shares of Common Stock as shall be issuable upon conversion or exercise of any securities that provide for that issuance. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.
(2)	This registration statement also relates to rights to purchase shares of the Registrant’s Series A Junior Participating Preferred Stock (the “Rights”), which are attached to all shares of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferable along with and only with the Common Stock. The value attributable to the Rights, if any, is reflected in the value of the Common Stock.
(3)	Each Depositary Share will be issued under a deposit agreement, will represent an interest in a fractional share or multiple shares of Preferred Stock and will be evidenced by a depositary receipt.
(4)	Each Unit will be issued under a unit agreement or indenture and will represent an interest in one or more Debt Securities, shares of Common Stock, shares of Preferred Stock, Depositary Shares, Warrants and Stock Purchase Contracts, in any combination.

THE PMI GROUP, INC.

Senior Debt Securities

Subordinated Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Stock Purchase Contracts

Units

The PMI Group, Inc. from time to time may offer to sell senior or subordinated debt securities, shares of preferred stock, either separately or represented by depositary shares, shares of common stock, warrants and stock purchase contracts, as well as units that include any of these securities or securities of other entities. The debt securities, preferred stock, warrants and stock purchase contracts may be convertible into or exercisable or exchangeable for shares of common or preferred stock or other securities of The PMI Group, Inc. or debt or equity securities of one or more other entities. The PMI Group, Inc.’s common stock is listed on the New York Stock Exchange and the Pacific Exchange and trades under the ticker symbol “PMI”.

The PMI Group, Inc. may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. The applicable prospectus supplement will describe the terms of any particular plan of distribution.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

This Prospectus is dated April 7, 2006.

Limitations on Ownership of our Voting Securities

The PMI Group, Inc. owns, or is affiliated with, insurance companies domiciled in Arizona, New York and Wisconsin. Under Arizona and Wisconsin law, no person may acquire control of The PMI Group, Inc. and thereby acquire indirect control of its insurance subsidiaries or affiliated companies unless applicable regulatory requirements, which may include the requirement to file applications with, or obtain approvals from, the relevant insurance departments, are satisfied. With respect to Arizona, the ownership of 10% or more of voting securities is presumed to confer control unless a disclaimer of control is filed with the appropriate insurance department and is not disallowed. The applicable provisions of Arizona law define voting securities to include securities convertible into or otherwise representing the right to acquire securities with the right to vote. Under Wisconsin law, ownership of more than 10% of voting securities raises a rebuttable presumption of control. Pursuant to Wisconsin law, voting securities include securities convertible into or evidencing the right to acquire securities with the right to vote. Under New York law, no person may acquire control of The PMI Group, Inc. and thereby acquire indirect control of Financial Guaranty Insurance Company, an insurance company domiciled in New York that The PMI Group, Inc. is affiliated with, unless applicable regulatory requirements, which may include the requirement to file an application with and obtain approval from, the New York superintendent of insurance, are satisfied. For this purpose, the ownership of 10% or more of The PMI Group, Inc.’s voting securities is presumed to confer control unless the New York superintendent determines, upon application, that control does not exist. Under New York law, voting securities include securities convertible into or otherwise representing the right to acquire securities with the right to vote. For purposes of these state statutes and regulations, direct or indirect ownership of those insurance subsidiaries or affiliated companies by entities under common control may be aggregated. Accordingly, any investor that may through its ownership, and the ownership of affiliates or other third parties whose holdings are required to be aggregated with those of such investor, of common stock, The PMI Group, Inc.’s existing 2.5% convertible notes and equity units and/or other securities that are considered to be voting securities be deemed to own 10% of The PMI Group, Inc.’s common stock, should consult with its legal advisors to ensure that it complies with applicable requirements of Arizona, New York and Wisconsin law.

ABOUT THIS PROSPECTUS

This document is called a prospectus and is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration statement. Under this shelf registration statement, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of the securities being offered. That prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

We may use this prospectus to offer from time to time:

•	senior debt securities;

•	subordinated debt securities;

•	shares of common stock;

•	shares of preferred stock, either directly or represented by depositary shares;

•	warrants;

•	stock purchase contracts; and

•	units, comprised of one or more debt securities, shares of common stock, shares of preferred stock, depositary shares, warrants and stock purchase contracts, in any combination.

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus and the prospectus supplement, including the information incorporated by reference. Neither we, nor any underwriters or agents, have authorized anyone to provide you with different information. We are not offering the securities in any state where such an offer is prohibited. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference, is truthful or complete at any date other than the date mentioned on the cover page of those documents.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus to “The PMI Group”, “we”, “us”, “our”, or similar references mean The PMI Group, Inc. together with its subsidiaries.

RISK FACTORS

Investing in the securities that may be offered by this prospectus involves certain risks. You are urged to read and consider the risk factors relating to an investment in the securities described in the Annual Report on Form 10-K of The PMI Group, Inc., for the year ended December 31, 2005, filed with the SEC on March 14, 2006 and incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The risks and uncertainties we have described are not the only ones facing The PMI Group, Inc. The prospectus supplement applicable to each type or series of securities we offer will contain a discussion of additional risks applicable to an investment in us and the particular type of securities we are offering under that prospectus supplement.

FORWARD-LOOKING INFORMATION

Certain statements made by us in this prospectus, any prospectus supplement and other documents filed with the SEC that are not historical facts, or are preceded by, followed by or include the words “believes”, “expects”, “anticipates”, “estimates” or similar expressions, or that relate to future plans, events or performances are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

1

When a forward-looking statement includes an underlying assumption, we caution that, while we believe the assumption to be reasonable and make it in good faith, assumed facts almost always vary from actual results, and the difference between assumed facts and actual results can be material. Where, in any forward-looking statement, we express an expectation or belief as to future results, there can be no assurance that the expectation or belief will result. Information regarding important factors that could cause actual results to differ, perhaps materially, from those in any forward-looking statements is contained from time to time in our periodic filings with the SEC, including under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Cautionary Statement” in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated into this prospectus by reference. See “Where You Can Find More Information” for information about how to obtain a copy of our Annual Report on Form 10-K and our other periodic filings with the SEC. Forward-looking statements also involve a number of risks and uncertainties, including, but not limited to, the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005, which is incorporated into this prospectus by reference. All of our forward-looking statements are qualified by and should be read in conjunction with those disclosures. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

ABOUT THE PMI GROUP, INC.

The PMI Group is an international provider of credit enhancement products that promote homeownership and facilitate mortgage transactions in the capital markets. Our business includes:

•	U.S. Mortgage Insurance Operations. We offer mortgage insurance products in the United States that enable borrowers to buy homes with low down-payment mortgages. Our primary operating subsidiary, PMI Mortgage Insurance Co., including its affiliated U.S. mortgage insurance and reinsurance companies, collectively referred to as PMI, is a leading U.S. residential mortgage insurer. PMI owns 50% of CMG Mortgage Insurance Company, which offers mortgage insurance for loans originated by credit unions. PMI’s insurer financial strength is currently rated “AA” by Standard & Poor’s, or S&P, “AA+” by Fitch Ratings, or Fitch, and “Aa2” by Moody’s Investors Service, or Moody’s.

•	International Operations. We offer mortgage insurance and other credit enhancement products in Australia, New Zealand, Europe and Hong Kong. Through our Australian subsidiaries, we are one of the leading providers of mortgage insurance in Australia and New Zealand. Our European subsidiary, headquartered in Dublin, Ireland, offers mortgage insurance and mortgage credit enhancement products throughout Europe. We also reinsure residential mortgage insurance in Hong Kong. Our main Australian and European subsidiaries are both rated “AA” by S&P and Fitch. These Australian and European subsidiaries are also rated “Aa2” and “Aa3,” respectively, by Moody’s.

•	Financial Guaranty. We are the lead investor in FGIC Corporation, whose subsidiary, Financial Guaranty Insurance Company (collectively, “FGIC”), provides financial guaranty insurance for public finance, structured finance and international obligations. FGIC is rated “AAA” by S&P and Fitch, and “Aaa” by Moody’s. We also have a significant interest in RAM Reinsurance Company, Ltd., or RAM Re, a “AAA” rated financial guaranty reinsurance company based in Bermuda.

We were incorporated under the laws of Delaware in 1972, our principal executive offices are located at 3003 Oak Road, Walnut Creek, California 94597-2098, and our telephone number is (925) 658-7878.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth The PMI Group’s consolidated ratio of earnings to fixed charges for each of the periods indicated.

For purposes of the ratio of earnings to fixed charges, “earnings” represent income from continuing operations before income taxes plus fixed charges. Income does not include equity earnings in unconsolidated

2

subsidiaries less than 50% owned. “Fixed charges” represent interest expense plus that portion of rent expense that, in our opinion, approximates the interest factor included in rent expense plus distributions on redeemable capital securities. As of the date of this prospectus, we have no preferred stock outstanding.

	Year Ended December 31,
	2001	2002	2003	2004	2005
Ratio of Earnings to Fixed Charges (unaudited)	12.20	9.93	9.85	15.22	16.22

USE OF PROCEEDS

Except as we may specifically state in any prospectus supplement, we intend to use the net proceeds from the sale of the securities that may be offered by this prospectus and the related prospectus supplement for general corporate purposes, which may include funding the repayment at maturity or the redemption of outstanding securities.

WHERE YOU CAN FIND MORE INFORMATION

Available Information

We are required to file annual, quarterly and current reports, proxy statements, any amendments to those reports and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of The PMI Group, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement at the SEC’s public reference room in Washington, D.C., as well as through the SEC’s website.

Incorporation of Certain Information by Reference

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Our Annual Report on Form 10-K for the year ended December 31, 2005;

•	Our Current Reports on Form 8-K and 8-K/A dated February 7, 2006, February 15, 2006 and February 22, 2006;

•	The description of our Common Stock, filed in our Form 8-A dated April 5, 1995, and any amendment or report for the purpose of updating such description;

3

•	The description of our Senior A Junior Participating Preferred Stock Purchase Rights (currently traded with our common stock), filed in our Form 8-A dated February 2, 1998, and any amendment or report for the purpose of updating such description; and

•	All documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 on or after the date of this prospectus and before the termination of this offering.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our Vice President, Investor and Public Relations, 3003 Oak Road, Walnut Creek, California 94597, telephone (925) 658-7878.

VALIDITY OF THE SECURITIES

In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for The PMI Group, Inc. by Sullivan & Cromwell LLP, Palo Alto, California, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of The PMI Group, Inc. (the Company) appearing in The PMI Group, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedules appearing therein), and The PMI Group, Inc. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein, and the financial statements of PMI Mortgage Insurance Ltd appearing therein, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements, management’s assessment and the financial statements of PMI Mortgage Insurance Ltd are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

4

PART II

Information Not Required in Prospectus

Item 14. Other Expenses of Issuance and Distribution

The following is a statement of expenses, other than underwriting discounts and commissions to be incurred by The PMI Group in connection with the distribution of the securities registered under this registration statement:

Amount to be paid
SEC registration fee	$	*
NASD fees		**
Legal fees and expenses		**
Fees and expenses of qualification under state securities laws (including legal fees)		**
Accounting fees and expenses		**
Printing fees		**
Rating agency fees		**
Trustee’s fees and expenses		**
Miscellaneous		**

Total	$	**

*	To be deferred pursuant to Rule 456(b) and calculated in connection with the offering of securities under this registration statement pursuant to Rule 457(r).
**	Estimated expenses not presently known.

Item 15. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or, if there are no disinterested directors, or if such disinterested directors so direct, by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145. The Registrant maintains policies insuring its and its subsidiaries’ officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act of 1933.

Article V of the By-laws of the Registrant provides, subject to the satisfaction of certain conditions, for indemnification of the directors and officers of the Registrant to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Registrant in advance of the final disposition of such action, suit or proceeding; provided, however, that if required by the Delaware General Corporation Law, an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall be ultimately determined that he or she is not entitled to be indemnified by the Registrant. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Registrant with respect to indemnification claims which have not been paid by the Registrant.

The Registrant has entered into indemnification agreements with its directors and executive officers that require the Registrant to indemnify such persons against all expenses (including attorneys’ fees and amounts paid in settlement), judgments, fines and penalties which are actually incurred in connection with any threatened, pending or completed action, suit or other proceeding (including an action by or in the right of the Registrant) to which such person is, was or is threatened to be made a party, by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, to the fullest extent permitted by applicable law and the Registrant’s Restated Certificate of Incorporation and By-laws. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder.

Article Nine of the Registrant’s Restated Certificate of Incorporation limits to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may have been amended, the personal liability of the Registrant’s directors to the Registrant or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the Delaware General Corporation Law currently provides that such provisions do not eliminate or limit the liability of a director (i) for a breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law (relating to the declaration of dividends and purchase or redemption of shares in violation of the Delaware General Corporation Law), or (iv) for any transaction from which the director derived an improper personal benefit.

Reference is made to the following documents filed as exhibits to this registration statement regarding relevant indemnification provisions described above and elsewhere herein.

Item 16. Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Units	*

4.1	Restated Certificate of Incorporation of The PMI Group, Inc.	Incorporated by reference to exhibit 3.1 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (No. 33-88542), filed on March 2, 1995.

4.2	Certificate of Amendment of Certificate of Incorporation of The PMI Group, Inc.	Incorporated by reference to exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2002 (File No. 001-13664).

4.3	Amended and Restated Bylaws of The PMI Group, Inc.	Incorporated by reference to exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2002.

4.4	Specimen common stock certificate	Incorporated by reference to exhibit 4.1 to Amendment No. 1 to the Registrant’s registration statement on Form S-1, filed on March 2, 1995.

4.5	Specimen preferred stock certificate	*

4.6	Rights Agreement (including form of rights certificate and certificate of designations) dated as of January 26, 1998, between The PMI Group, Inc. and ChaseMellon Shareholder Services L.L.C.	Incorporated by reference to exhibit 99.1 to the Registrant’s Form 8-A, filed on February 2, 1998.

4.7	Senior Indenture, dated as of November 3, 2003, between The PMI Group, Inc. and The Bank of New York, as Trustee thereunder	Incorporated by reference to Exhibit 10.30 of the Registrant’s annual report on Form 10-K for the year ended December 31, 2003.

4.8	Form of Subordinated Indenture between The PMI Group, Inc. and The Bank of New York Trust Company, N.A., as Trustee thereunder	**

4.9	Form of Senior Note (contained in Exhibit 4.7)	Incorporated by reference to Exhibit 10.30 of the Registrant’s annual report on Form 10-K for the year ended December 31, 2003.

4.10	Form of Subordinated Note (contained in Exhibit 4.8)	**

4.11	Form of Deposit Agreement	*

4.12	Form of Warrant Agreement	*

4.13	Form of Purchase Contract Agreement	*

4.14	Form of Unit Agreement	*

4.15	Form of Pledge Agreement	*

4.16	Form of Certificate of Designations	*

5.1	Opinion of Sullivan & Cromwell LLP	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges	Incorporated by reference to Exhibit 12.1 of the Registrant’s annual report on Form 10-K for the year ended December 31, 2005.

23.1	Consent of Ernst & Young LLP	**

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)	**

24.1	Power of Attorney (included on signature page)	**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Senior Indenture	**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee under the Subordinated Indenture	**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Walnut Creek, State of California, on the 6th day of April, 2006.

The PMI Group, Inc.

By:	/s/ W. ROGER HAUGHTON
Name:	W. Roger Haughton
Title:	Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that the individuals whose signatures appear below constitute and appoint Victor J. Bacigalupi, W. Roger Haughton and Donald P. Lofe, Jr., and each of them, his or her true and lawful attorney-in-fact and agents with full and several power of substitution, for him or her and his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ W. ROGER HAUGHTON W. Roger Haughton	Chairman of the Board and Chief Executive Officer (principal executive officer)	April 6, 2006

/s/ DONALD P. LOFE, JR. Donald P. Lofe, Jr.	Executive Vice President, Chief Financial Officer and Assistant Secretary (principal financial officer)	April 6, 2006

/s/ THOMAS H. JETER Thomas H. Jeter	Vice President, Corporate Controller and Assistant Secretary (principal accounting officer)	April 6, 2006

/s/ L. STEPHEN SMITH L. Stephen Smith	Director, President and Chief Operating Officer	April 6, 2006

/s/ MARIANN BYERWALTER Mariann Byerwalter	Director	April 6, 2006

/s/ DR. JAMES C. CASTLE Dr. James C. Castle	Director	April 6, 2006

/s/ CARMINE GUERRO Carmine Guerro	Director	April 6, 2006

Signature	Title	Date

/s/ WAYNE E. HEDIEN Wayne E. Hedien	Director	April 6, 2006

/s/ LOUIS G. LOWER II Louis G. Lower II	Director	April 6, 2006

/s/ RAYMOND L. OCAMPO, JR. Raymond L. Ocampo, Jr.	Director	April 6, 2006

/s/ JOHN D. ROACH John D. Roach	Director	April 6, 2006

/s/ DR. KENNETH T. ROSEN Dr. Kenneth T. Rosen	Director	April 6, 2006

/s/ STEVEN L. SCHEID Steven L. Scheid	Director	April 6, 2006

/s/ RICHARD L. THOMAS Richard L. Thomas	Director	April 6, 2006

/s/ JOSE H. VILLARREAL Jose H. Villarreal	Director	April 6, 2006

/s/ MARY LEE WIDENER Mary Lee Widener	Director	April 6, 2006

/s/ RONALD H. ZECH Ronald H. Zech	Director	April 6, 2006

INDEX TO EXHIBITS

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
1.1	Form of Underwriting Agreement for Debt Securities, Preferred Stock, Common Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Units	*

4.1	Restated Certificate of Incorporation of The PMI Group, Inc.	Incorporated by reference to exhibit 3.1 to Amendment No. 1 to the Registrant’s registration statement on Form S-1 (No. 33-88542), filed on March 2, 1995.

4.2	Certificate of Amendment of Certificate of Incorporation of The PMI Group, Inc.	Incorporated by reference to exhibit 3.1 to the Registrant’s quarterly report on Form 10-Q for the quarter ended June 30, 2002 (File No. 001-13664).

4.3	Amended and Restated Bylaws of The PMI Group, Inc.	Incorporated by reference to exhibit 3.2 to the Registrant’s annual report on Form 10-K for the year ended December 31, 2002.

4.4	Specimen common stock certificate	Incorporated by reference to exhibit 4.1 to Amendment No. 1 to the Registrant’s registration statement on Form S-1, filed on March 2, 1995.

4.5	Specimen preferred stock certificate	*

4.6	Rights Agreement (including form of rights certificate and certificate of designations) dated as of January 26, 1998, between The PMI Group, Inc. and ChaseMellon Shareholder Services L.L.C.	Incorporated by reference to exhibit 99.1 to the Registrant’s Form 8-A, filed on February 2, 1998.

4.7	Senior Indenture, dated as of November 3, 2003, between The PMI Group, Inc. and The Bank of New York, as Trustee thereunder	Incorporated by reference to Exhibit 10.30 of the Registrant’s annual report on Form 10-K for the year ended December 31, 2003.

4.8	Form of Subordinated Indenture between The PMI Group, Inc. and The Bank of New York Trust Company, N.A., as Trustee thereunder	**

4.9	Form of Senior Note (contained in Exhibit 4.7)	Incorporated by reference to Exhibit 10.30 of the Registrant’s annual report on Form 10-K for the year ended December 31, 2003.

4.10	Form of Subordinated Note (contained in Exhibit 4.8)	**

4.11	Form of Deposit Agreement	*

4.12	Form of Warrant Agreement	*

4.13	Form of Purchase Contract Agreement	*

4.14	Form of Unit Agreement	*

4.15	Form of Pledge Agreement	*

4.16	Form of Certificate of Designations	*

5.1	Opinion of Sullivan & Cromwell LLP	**

Exhibit No.	Description	Incorporated by Reference to Filings Indicated
12.1	Statement re: Computation of Ratio of Earnings to Fixed Charges	Incorporated by reference to Exhibit 12.1 of the Registrant’s annual report on Form 10-K for the year ended December 31, 2005.

23.1	Consent of Ernst & Young LLP	**

23.2	Consent of Sullivan & Cromwell LLP (included in Exhibit 5.1)	**

24.1	Power of Attorney (included on signature page)	**

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York, as Trustee under the Senior Indenture	**

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York Trust Company, N.A., as Trustee under the Subordinated Indenture	**

*	To be filed as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.
**	Filed herewith.